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                                                                       EXHIBIT L

Connecticut General Life Insurance Company
Two Liberty Place
1601 Chestnut Street
Philadelphia, PA 19192

May 11, 2005

                       RE:   CG Variable Life Insurance
                             Separate Account A
                             Registration Statement N-6
                             File No. 33-60967

Ladies and Gentlemen:

This opinion is furnished in connection with the Registration Statement filed by Connecticut General Life Insurance Company ("Depositor") under the Securities Act of 1933 recorded as File No. 33-60967. The prospectus included in the Registration Statement on Form N-6 describes flexible premium group variable universal life insurance policies (the "Policies"). I am familiar with the form of the Policies and the manner in which benefits and values are calculated under the terms of the Policies and Depositor's administrative procedures with respect thereto.

In my opinion, (1) the illustrations of cash surrender values, cash values, death benefits, and/or any other values illustrated, which has been included in the Section entitled "Illustrations" in the prospectus, are, based on the assumptions stated in the illustrations, consistent with the provisions of the Policies and the Depositor's administrative procedures; (2) the rate structure of the Policies have not been designed, and the non-guaranteed assumptions for the illustrations (including sex, age, rating classification, and premium amount and payment schedule) have not been selected, so as to make the relationship between premiums and benefits, as shown in the illustrations, appear to be materially more favorable than for any other prospective purchaser with different assumptions; and (3) the non-guaranteed illustrations are based on a commonly used rating classification and premium amounts and ages appropriate for the markets in which the Policy is sold.

I hereby consent to the use of this opinion as an exhibit in the Registration Statement and to the reference to my name under the heading "Experts" in the prospectus.

Very truly yours,

/S/ Renee R. Cieslukowski

Renee R. Cieslukowski, FSA, MAAA
Actuarial Senior Director